                                                                      EXHIBIT 19

                              BOOKS AND RECORDS

                  LINCOLN NATIONAL EQUITY-INCOME FUND, INC.

        RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

   Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to
Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record       Location      Person to Contact   Retention

Annual Reports  F&RM          Eric Jones          Permanently, the first two
To Shareholders                                   years in an easily accessible
                                                  place

Semi-Annual     F&RM          Eric Jones          Permanently, the first two
Reports                                           years in an easily accessible
                                                  place

Form N-SAR      F&RM          Eric Jones          Permanently, the first two
                                                  years in an easily accessible
                                                  place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals

Daily reports   Delaware      Fund Accounting     Permanently, the first two
of securities                                     years in an easily accessible
transactions                                      place

LN-Record       Location       Person to Contact  Retention
---------       --------       -----------------  ---------

Portfolio Securities
--------------------

Equity          Delaware      Fund Accounting     Permanently, the first two
Notifications                                     years in an easily accessible
                                                  place


Receipts and Deliveries of Securities (shares)
----------------------------------------------

Not Applicable.

Portfolio Securities
--------------------

Debit and       Delaware      Fund Accounting     Permanently, the first two
Credit Advices                                    years in an easily accessible
from Bankers                                      place
(bank statement)

Receipts and Disbursements of Cash and other Debits and Credits
---------------------------------------------------------------

Investment      Delaware      Fund Accounting     Permanently, the first two
Journal                                           years in an easily accessible
                                                  place

Daily Journals  Delaware      Fund Accounting     Permanently, the first two
Journals                                          years in an easily accessible
                                                  place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

    (i)   Separate ledger accounts (or other records) reflecting the  following:

    (a)   Securities in transfer;
    (b)   Securities in physical possession;
    (c)   Securities borrowed and securities loaned;
    (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
    (e)   Dividends and interest received;
    (f)   Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------

General         Delaware      Fund Accounting     Permanently, the first two
Ledger                                            years in an easily accessible
                                                  place

LN-Record          Location     Person to Contact   Retention
---------          --------     -----------------   ---------

Securities in Transfer
----------------------
File consisting    State        Mutual Funds        Permanently, the first two
of bank advices,   Street Bank  Division            years in an easily
confirmations,     and Trust                        accessible place
and Notification   Company
of Securities
Transaction

Securities in Physical Possession
---------------------------------
Securities         State        Mutual Funds        Permanently, the first two
Ledger             Street Bank  Division            years in an easily
                   and Trust                        accessible place
                   Company

Portfolio          State        Mutual Funds        Permanently, the first two
Listings           Street Bank  Division            years in an easily accessible
                   and Trust                        place
                   Company

Securities Borrowed and Loaned
------------------------------
Their files        State        Mutual Funds        Permanently, the first two
                   Street Bank  Division            years in an easily
                   and Trust                        accessible place
                   Company

Monies Borrowed and Loaned
--------------------------

Not Applicable.

Dividends and Interest Received
-------------------------------
Interest File      Delaware     Fund Accounting     Permanently, the first two
Accrual                                             years in an easily
Activity                                            accessible place
Journal

Dividend Master    Delaware     Fund Accounting     Permanently, the first two
File Display                                        years in an easily
                                                    accessible place

Dividends Receivable and Interest Accrued
-----------------------------------------
Investment         Delaware     Fund Accounting     Permanently, the first two
Journal                                             years in an easily
                                                    accessible place

Dividend Master    Delaware     Fund Accounting     Permanently, the first two
File Display                                        years in an easily
                                                    accessible place

Interest File      Delaware     Fund Accounting     Permanently, the first two
Accrual                                             years in an easily
Activity                                            accessible place
Journal

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

LN-Record        Location    Person to Contact    Retention
---------        --------    -----------------    ---------

Ledger Account for each portfolio Security
------------------------------------------
Inventory       Delaware      Fund Accounting     Permanently, the first two
(on line)                                         years in an easily accessible
                                                  place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer    Delaware    Fund Accounting      Permanently, the first two
Ledger                                            years in an easily accessible
                                                  place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------

LNL - only       F&RM        Eric Jones           Permanently, the first two
shareholder                                       years in an easily accessible
                                                  place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positio ns carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

LN-Record        Location    Person to Contact    Retention
---------        --------    -----------------    ---------

Securities Position Record
--------------------------
Maintained by    State       Mutual Funds         Permanently, the fist two
Custodian of     Street Bank Division             years in an easily accessible
Securities       and Trust                        place
                 Company

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

Corporate Documents
-------------------

Corporate        Executive -      Sue Womack      Permanently, the first two
charter, cer-    Corp. Secy.                      years in an easily accessible
tificate of                                       place
incorporation.

Bylaws and       Corp. Secy.      Sue Womack
minute books.

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Order Tickets
-------------

Sales Order or   Fidelity         Mutual Funds    Six years, the first two
Purchase Order                    Division        years in an easily accessible
                                                  place

Notification     State            Mutual Funds    Six years, the first two
Form (From       Street Bank      Division        years in an easily accessible
AOS Trading      and Trust                        place
System)          Company

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Short-Term Investments
----------------------

Notification     State            Mutual Funds    Six years, the first two
Form (From       Street Bank      Division        years in an easily accessible
AOS S-T          and Trust                        place
System)          Company

Bank Advice      Delaware         Fund Accounting Six years, the first two
and Issuer                                        years in an easily accessible
Confirmation                                      place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

LN-Record                     Location      Person to Contact        Retention
---------                     --------      -----------------        ---------

Record of Puts, Calls, Spreads, Etc.
------------------------------------

Trade Notification            Delaware      Fund Accounting          Six Years

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

Trial Balance
-------------

General Ledger                Delaware      Fund Accounting          Permanently, the first two
                                                                     years in an easily accessible
                                                                     place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage       Fidelity      Mutual Funds        Six Years, the first two
Allocation                    Division            years in an easily accessible
Report                                            place


(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

LN-Record       Location      Person to Contact   Retention
---------       --------      -----------------   ---------

Trading         Fidelity      Mutual Funds        Six years, the first two
Authorization                 Division            years in an easily accessible
                                                  place


Advisory        Law           Janet Lindenburg    Six years, the first two
Agreements      Division      Jeremy Sachs        years in an easily accessible
                                                  place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

Not Applicable.

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence  Product       Jon Geist           Six years, the first two
                Admin.        Nancy Alford        years in an easily accessible
                Product       Pat Wiltshire       place
                Management

Pricing Sheets  Delaware      Fund Accounting     Permanently, the first two
                                                  years in an easily accessible
                                                  place


Bank State-     Delaware      Fund Accounting     Six years, the first two
ments, Can-                                       years in an easily accessible
celled Checks                                     place
and Cash
Reconciliations


                               March 12, 1997